1 CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED STOCK OF BIRD GLOBAL, INC. Bird Global, Inc., a Delaware corporation (the “Corporation”), hereby certifies that, pursuant to the provisions of Sections 103, 141 and 151 of the General Corporation Law of the State of Delaware, on December 30, 2022, the board of directors of the Corporation (the “Board”) adopted the resolution shown immediately below, which resolution is now, and at all times since its date of adoption, has been in full force and effect: RESOLVED, that, pursuant to the provisions of the Amended and Restated Certificate of Incorporation of the Corporation (as such may be amended, modified, or restated from time to time, the “Amended and Restated Certificate”) (which authorizes 100,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”)), and the authority thereby vested in the Board, a series of Preferred Stock be, and it hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, preferences, and relative, participating, optional, or other rights, and the qualifications, limitations, and restrictions thereof are as set forth in the Amended and Restated Certificate and this Certificate of Designation (as such may be amended from time to time, the “Certificate of Designation”) as follows: SECTION 1. Designation and Number of Shares. Pursuant to the Amended and Restated Certificate, there is hereby created out of the authorized and unissued shares of Preferred Stock a series of Preferred Stock consisting of one share of Preferred Stock designated as “Series A Preferred Stock” (the “Series A Preferred Stock”). SECTION 2. Permitted Owners. The Series A Preferred Stock may be issued only to, and registered in the name of, Obelysk Transport L.P. and its transferees pursuant to a Permitted Transfer (as defined in Section 5 hereof). SECTION 3. Voting. Notwithstanding anything to the contrary in the Amended and Restated Certificate, except as provided herein or expressly required by law, the holder of Series A Preferred Stock shall not be entitled to vote on any matter on which stockholders of the Corporation generally are entitled to vote. SECTION 4. Dividends. Notwithstanding anything to the contrary in the Amended and Restated Certificate, dividends shall not be declared or paid on the Series A Preferred Stock. SECTION 5. Transfer of Series A Preferred Stock. Except for transfers to an Affiliate (as such term is defined in Section 9(D)(1) of the Amended and Restated Certificate), neither the Series A Preferred Stock nor any rights, powers, preferences, or privileges thereunder shall be transferable, in whole or in part, without the prior written consent of the Corporation (which may be granted or withheld in the Corporation’s sole discretion) (such transfer to an Affiliate or to which the Corporation has consented, a “Permitted Transfer”). SECTION 6. Conversion; Redemption. The Series A Preferred Stock is not convertible into any other security of the Corporation. The Corporation may redeem the Series A Preferred Stock, at its option, for the par value thereof, (i) on or after February 15, 2023 or (ii) upon a breach of the restrictions on transfer in Section 5 hereof. SECTION 7. Director Election. So long as the Series A Preferred Stock remains outstanding, the holder of the Series A Preferred Stock will be entitled to nominate five directors for election to the Board

2 in connection with any vote (whether at a meeting or by written consent) of the stockholders of the Corporation for the election of directors, and the vote of the holder of the Series A Preferred Stock shall be the only vote required to elect such nominee to the Board (such directors, in such capacity, the “Series A Directors”). So long as any Series A Preferred Stock remains outstanding, vacancies on the Board resulting from the death, resignation, retirement, disqualification, or removal of a Series A Director shall be filled only by the affirmative vote of the holder of the Series A Preferred Stock (and not pursuant to Section 5(A)(2) of the Amended and Restated Certificate). The Series A Directors shall be classified in accordance with the provisions of Section 6(A) of the Amended and Restated Certificate. SECTION 8. Liquidation, Dissolution, or Winding-Up of the Corporation. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holder of the Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation or proceeds thereof available for distribution to stockholders of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of common stock of the Corporation and any other stock of the Corporation ranking junior to the Series A Preferred Stock as to such distribution, payment in full in an amount equal to $0.0001 per share. SECTION 9. Effectiveness. This Certificate of Designation shall become effective on January 3, 2023, at 9:00 a.m., Eastern Standard Time. [Signature Page Follows]

[Signature Page to Certificate of Designation] IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its undersigned duly authorized officer this 30th day of December 2022. Bird Global, Inc. By: /s/ Shane Torchiana Name: Shane Torchiana Title: Chief Executive Officer